SECURITY AGREEMENT

This Security Agreement (this “Agreement”) is made as of April 23, 2020, by BioRestorative Therapies, Inc., a Delaware corporation (the “Borrower”) as a debtor and debtor in possession, pursuant to the Borrower’s chapter 11 case (the “Chapter 11 Case”) under Title 11 of the United States Code, as amended, filed in the Eastern District of New York (the “Bankruptcy Court”), Case No. 20-71757-reg, in favor of Auctus Fund, LLC, a Delaware limited liability company, (together with its successors and assigns, the “Holder”).
Reference is hereby made to the following facts:
A. The Borrower is party to that certain Secured Term Note, dated as of the date hereof, in the principal amount of $713,000.00 (as amended, restated, supplemented or otherwise modified from time to time), (the “Note”);
B. In order to induce the Holder to loan the amounts referenced in the Note to the Borrower, the Borrower has agreed to execute and deliver this Agreement and grant the pledges and security interests described herein.
NOW, THEREFORE, in consideration of the foregoing and the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. Definitions.  The meanings of all defined terms used herein shall be equally applicable to the singular and plural forms of the terms defined.  In addition to the terms defined in the preamble and recitals to this Agreement, the following terms shall have the following meanings:
“Collateral” means, collectively, all right, title and interest of the Borrower in, to and under the following personal property, whether now or hereafter existing, whether now owned or hereafter acquired, and wherever located: All accounts and all other rights to the payment of money (including without limitation, pursuant to contracts, agreements or other arrangements, tax refunds and insurance proceeds); chattel paper (both tangible and electronic); commercial tort claims; contract rights; deposit accounts; documents; equipment (including without limitation computer hardware and software embedded therein); financial assets (including money of any jurisdiction); furniture; general intangibles (including, without limitation, payment intangibles and software, patents, trademarks, tradenames, copyrights, websites, web addresses and all other intellectual property); goods; instruments; inventory; investment property; letter-of-credit rights; machinery; software; supporting obligations; real estate; leasehold interests; capital stock in subsidiaries of Borrower; and, to the extent not included in the foregoing, all other personal property of the Borrower of any kind or description; together with (a) all attachments, accessions, accessories, tools, parts, supplies, increases, and additions to and all replacements of and substitutions for any personal property described above, (b) with respect to equipment and software, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any model conversions, (c) all proceeds and products of any of the property described above; and (d) all records and data relating to any of the property described above, whether in the form of a writing, photograph, microfilm, microfiche, or electronic media, and all of the Borrower’s right, title, and interest in and to all software required to utilize, create, maintain and process any such records or data on electronic media, excluding, however, avoidance power actions pursuant to the United States Bankruptcy Code (the “Code”) and proceeds thereof).
“Loan Documents” means the Note and this Agreement, as such may be amended, restated, supplemented or otherwise modified from time to time.
“Total Obligations” means, collectively, all obligations of the Borrower to Holder, whether now existing or hereafter arising, under the Note and this Agreement.
2. GRANT.
2.1 Grant of Security Interest.  To secure the prompt unconditional payment and performance in full when due of all of the Total Obligations, the Borrower hereby grants a continuing security interest in, and collaterally assigns and transfers to the Holder, all of such Borrower’s right, title and interest in and to the Collateral, wherever located and whether now owned or hereafter acquired by Borrower or hereafter arising in favor of the Borrower.
2.2 Perfection, Third Parties, Further Assurances.  The Borrower authorizes the Holder to file all UCC financing statements, and amendments thereto and continuations thereof, describing the Collateral (including a description that refers to the Collateral as all assets of the Borrower) necessary to perfect the Holder’s security interest hereunder.  Where Collateral is in the possession of a third party, if requested by the Holder, the Borrower will join with the Holder in notifying the third party of the Holder’s security interest and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of the Holder.  The Borrower agrees to take whatever other actions are reasonably requested by the Holder to perfect and continue the perfection of the Holder’s security interest in the Collateral.  The Collateral is and shall remain personal property even though all or any portion of the Collateral may hereafter become attached or affixed to real property.  The liens granted to Holder shall be senior to and shall prime all pre-petition liens. Neither Holder nor any of the Collateral shall be subject to any surcharge under section 506(c) of the Code.
3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER.
The Borrower hereby represents and warrants to, and covenants with, the Holder as follows:
(a)
The Borrower is and will be the sole legal and beneficial owner and holder of record of all of its Collateral.  The liens granted hereunder constitute valid and perfected liens.  The Borrower shall, at the Borrower’s expense, take all actions necessary or advisable from time to time to maintain the priority and perfection of the liens granted to the Holder hereunder and shall not take any actions that would alter, impair or eliminate said priority or perfection.

(b)
The correct legal name and jurisdiction of organization of the Borrower is set forth in the initial paragraph hereof.  The Borrower shall not change any such name or jurisdiction without giving at least thirty (30) days’ prior written notice thereof to the Holder. The Borrower shall keep its Collateral and records pertaining to such Collateral at the location set forth on the signature page hereto and at any other location described in writing to the Holder.

(c)	The Borrower shall comply in all material respects with all laws, regulations, judicial orders or decrees applicable to the Collateral.
(d)	The Borrower shall pay promptly when due any taxes, assessments, and governmental charges or levies imposed upon the Collateral.
(e)
The Borrower shall advise the Holder promptly, in reasonable detail, of (i) any lien made or asserted against any of the Collateral, and (ii) the occurrence of any event or condition which could reasonably be expected to have a material adverse effect on the validity, perfection or priority of the liens granted hereunder.

(f)
The Borrower shall not sell, assign, transfer, set over to, or grant a lien to any Person in or otherwise encumber the Collateral except with respect to  the sale of inventory and obsolete or surplus assets or assets no longer used or useful in the business in the ordinary course of business consistent with Borrower’s past practices.

(g)
The Holder may, from time to time, upon prior notice to the Borrower (except following the occurrence of an Event of Default under the Loan Documents when no prior notice shall be required), contact account debtors to verify the validity, amount or any other matter relating to any accounts by mail, telephone or otherwise.  The Borrower shall cooperate fully with the Holder’s efforts to so verify any accounts.

4. RIGHTS OF HOLDER.
4.1. Holder Appointed Attorney-in-Fact.  The Borrower hereby irrevocably constitutes and appoints the Holder, its employees, agents, successors, assigns, nominees and other transferees, its true and lawful attorney‑in‑fact, with full power and authority and with full power of substitution, at the expense of the Borrower, either in the Holder’s own name or in the name of the Borrower, at any time and from time to time, in each case as the Holder in its sole discretion may determine, upon the occurrence and during the continuance of an event of default under the Loan Documents, including but not limited to failure to make payment of principal and interest under the Note (an “Event of Default”):
(a) to take any action and execute any instruments that such attorney-in-fact may deem necessary or advisable to accomplish the purposes of this Agreement including, without limitation, in connection with the exercise of the rights and remedies granted to the Holder hereunder;
(b) to ask, demand, collect, receive, receipt for, sue for, compound, and give acquittance for any and all sums or properties that may be or become due, payable, or distributable in respect of the Collateral or that constitute a part thereof, with full power to settle, adjust, or compromise any claim thereunder or therefor as fully as the Borrower could do;
(c) to endorse or sign the name of the Borrower on all instruments given in payment or in part payment thereof and all documents of satisfaction, discharge, or receipt required or requested in connection therewith; and
(d) to file or take any action or institute any case or proceeding that the Holder may deem necessary or appropriate to collect or otherwise realize upon any or all of the Collateral, or effect a transfer thereof, or cause any of the Collateral to be transferred into its own name or the name or names of its successors, assigns, nominees or other transferees, or that may be necessary or appropriate to protect and preserve the right, title, and interest of the Holder in and to the Collateral and the security intended to be afforded hereby.
4.1.1 All of the foregoing is subject to whatever conditions are established by order of the Bankruptcy Court in approving the Borrower’s entry into the Loan Documents and consistent with applicable Federal law.
4.2. Distributions, Conversion, etc.  So long as no Event of Default shall have occurred and be continuing, the Borrower shall be entitled to:
(a) receive all cash or payments made in respect of the Collateral in accordance with the terms of the Loan Documents; and
(b) exercise any and all consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Loan Documents.
All such rights of the Borrower shall cease if an Event of Default shall have occurred and be continuing, and in each such case the Borrower shall (i) at the request of the Holder, issue appropriate instructions that any such cash or payments be made directly to the Holder or to such account as the Holder may designate, and (ii) hold in trust for the Holder and immediately remit to the Holder (with appropriate endorsements) any of the same received by the Borrower for application to the Total Obligations in accordance with the Loan Documents.
4.3. No Assignment of Duties.  This Agreement constitutes an assignment of the Collateral only and not an assignment of any duties or obligations of the Borrower with respect thereto.  By its acceptance hereof and whether or not the Holder shall have exercised any of its rights or remedies hereunder, the Holder does not undertake to perform or discharge, and shall not be responsible or liable for the performance or discharge of, any such duties or responsibilities. The Borrower agrees that, notwithstanding the exercise by the Holder of any of its rights hereunder, the Borrower shall remain liable for the full and prompt performance of all of Borrower’s obligations and liabilities under or with respect to the Collateral.
5. REMEDIES.
5.1. Generally.  Upon the occurrence of an Event of Default, and during the continuance thereof, the Holder shall have, in addition to the rights, powers and authorizations to collect the sums assigned hereunder, all rights and remedies of a secured party under the UCC and under other applicable law, including, without limitation, the following rights and remedies, subject only to such Orders as may be entered by the Bankruptcy Court:
(a) The Holder may, in its sole discretion, (i) give all consents, waivers, approvals, and ratifications required, permitted or requested under the Collateral, (ii) take all actions required under the Collateral to succeed to the Borrower’s interest therein, and (iii) otherwise act with respect thereto as though it were the outright owner thereof (in each case, the Borrower hereby irrevocably constituting and appointing the Holder the proxy and attorney-in-fact of the Borrower, with full power and authority of substitution, to do so);
(b) The Holder may, in its sole discretion, demand, sue for, collect, compromise, or settle any rights or claims in respect of any Collateral, as attorney-in-fact pursuant to Section 4.1 hereof or otherwise;
(c) The Holder may, in its sole discretion, sell, resell, assign, deliver, or otherwise dispose of any or all of the Collateral, for cash or credit or both and upon such terms, in such manner, at such place or places, at such time or times, and to such persons or entities as the Holder thinks expedient, all without demand for performance by the Borrower or any notice or advertisement whatsoever except as expressly provided herein or as may otherwise be required by applicable law;
(d) The Holder may, in its sole discretion, cause all or any part of the Collateral held by it to be transferred into its name or the name of its successor, assign, nominee or other transferee, in which case, such successor, assign, nominee or other transferee shall have all of the rights and remedies of the Holder hereunder; and
(e) The Holder may, in its sole discretion, set off against the Total Obligations, or place an administrative hold or freeze on any and all sums deposited with it or held by it, including any sums in any accounts maintained with the Holder, with any withdrawal penalty relating thereto being an expense of collection.
5.2. Public Sale.  The Holder shall give to the Borrower at least ten (10) days prior written notice of the time and place of any public sale of the Collateral or of the time after which any private sale is to be made.  The Borrower hereby acknowledges that ten (10) days prior written notice of such sale or sales shall be reasonable notice.  The Holder may enforce its rights hereunder without any other notice and without compliance with any other condition precedent now or hereafter imposed by law, regulation, judicial order or decree or otherwise (all of which are hereby expressly waived by the Borrower, to the fullest extent permitted by law).  The Holder may buy any part or all of the Collateral at any public sale and if any part or all of the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely-distributed standard price quotations, the Holder may buy at private sale and may make payments thereof by any means.  The Holder may apply the cash proceeds actually received from any sale or other disposition to the reasonable expenses of retaking, holding, preparing for sale, selling, and the like, to reasonable attorneys’ fees, travel, and all other expenses which may be incurred by the Holder in attempting to collect the Total Obligations or to enforce this Agreement or in the prosecution or defense of any case or proceeding related to this Agreement, and then to the Total Obligations in accordance with the requirements of the Loan Documents.  To the extent that any of the Total Obligations are to be paid or performed by a person or entity other than the Borrower, to the extent permitted by applicable law, the Borrower waives and agrees not to assert any rights or privileges which it may have under the UCC.
5.3. Private Sale.  The Borrower recognizes that the Holder may be unable to effect a public sale of the Collateral by reason of the lack of a ready market for the Collateral and that the Holder may be compelled to resort to one or more private sales thereof to a restricted group of purchasers.  The Borrower agrees that any such private sales may be at prices and other terms less favorable to the seller than if sold at public sales and that such private sales shall not solely by reason thereof be deemed not to have been made in a commercially reasonable manner.  Any such sale of all or a portion of the Collateral may be for cash or on credit or for future delivery and may be conducted at a private sale where the Holder or any other person or entity may be the purchaser of all or part of the Collateral so sold.  The Borrower agrees that to the extent notice of sale shall be required by law, at least ten (10) Business Days prior notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  Subject to the foregoing, the Holder agrees that any sale of any of the Collateral shall be made in a commercially reasonable manner.  The Holder shall not incur any liability as a result of the sale of any of the Collateral, or any part thereof, at any private sale which complies with the requirements of this Section 5.3.  The Borrower hereby waives, to the extent permitted by applicable law, any claims against the Holder arising by reason of the fact that the price at which any of the Collateral, or any part thereof, may have been sold at such private sale was less than the price that might have been obtained at a public sale, even if the Holder accepts the first offer deemed by the Holder in good faith to be commercially reasonable under the circumstances and does not offer any of the Collateral to more than one offeree.
5.4. Proceeds; Deficiency.  The proceeds received by the Holder upon any sale or other disposition of the Collateral shall be applied (a) first to the Holder’s costs and expenses incurred in connection with such sale or other disposition, (b) second, to the Total Obligations (in such order as the Holder shall determine in its sole discretion) and (c) the remainder, if any, shall be delivered to the Borrower.
5.5 Remedies Cumulative.  Each right, power and remedy of the Holder provided for in this Agreement, and the Loan Documents, or now or hereafter existing at law or in equity or by statute, shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy.  The exercise or beginning of the exercise by the Holder of any one or more of the rights, powers or remedies provided for in this Agreement and/or the Loan Documents, or in any such other document, instrument or agreement now or hereafter existing at law or in equity or by statute or otherwise, shall not preclude the simultaneous or later exercise by the Holder of all such other rights, powers or remedies, and no failure or delay on the part of the Holder to exercise any such right, power or remedy shall operate as a waiver thereof.
6. BORROWER’S OBLIGATIONS NOT AFFECTED.
The obligations of the Borrower hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any exercise or nonexercise, or any waiver, by the Holder of any right, remedy, power or privilege under or in respect of any of the Total Obligations or any collateral security therefor (including this Agreement and the Collateral); (b) any amendment to or modification or restatement of the Loan Documents, or any of the other documents contemplated thereby or ancillary thereto or any of the Total Obligations; (c) any amendment to or modification of any instrument (other than this Agreement) securing any of the Total Obligations; or (d) the taking of additional collateral security for, or any other assurances of payment of, any of the Total Obligations, or the release or discharge or termination of any security or other assurances of payment or performance for any of the Total Obligations (including any guaranties of the Total Obligations) or the liability of the Borrower therefor; whether or not any of the Borrower shall have notice or knowledge of any of the foregoing.  In order to sell, dispose or otherwise realize upon the security interests and assignments herein granted and provided for, and exercise the rights granted the Holder hereunder and under applicable law, there shall be no obligation on the part of the Holder at any time to first resort for payment to any other guarantors of the Total Obligations or any part thereof or to resort to any other collateral security, property, liens or other rights or remedies whatsoever, and the Holder shall have the right to enforce the security interests and assignments herein provided for irrespective of whether or not other proceedings are pending for realization upon or from any of the foregoing.
7. TERMINATION.
Upon satisfaction in full of the Total Obligations, this Agreement shall be deemed terminated and, at the expense of the Borrower, the Holder will release its security interest in, and will duly assign, transfer and deliver to the Borrower such of the Collateral as has not theretofore been sold or otherwise applied or released pursuant to this Agreement or the Loan Documents.
8. MISCELLANEOUS.
8.1 Demands and Notices.  Any demands or notices required or permitted by this Agreement shall be in writing, and shall be deemed to have been given on the day when delivered by hand or sent via facsimile (receipt confirmed), one day after delivery to any national overnight delivery service (delivery charges prepaid), or three days after deposit in the U.S. mails (postage prepaid, certified and return receipt requested) at the address for the Borrower and the Holder set forth in the Loan Documents or to such other address as the Borrower or the Holder may designate in a notice given to the other in accordance with this Section.
8.2 Amendments, Waivers, Etc.  No provision of this Agreement can be changed, waived, discharged or terminated except by an instrument in writing signed by the Holder and the Borrower expressly referring to the provision of this Agreement to which such instrument relates and no such waiver shall extend to, affect or impair any right of the Holder with respect to any of the Total Obligations which is not expressly dealt with therein.  No course of dealing or delay or omission on the part of the Holder in exercising any right, power or privilege hereunder or under the Loan Documents shall operate as a waiver thereof or otherwise be prejudicial thereto, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder.
8.3 Further Assurances.  The Borrower, at its sole cost and expense, agrees to do all such things and execute, acknowledge and deliver all such documents and instruments as the Holder from time to time may reasonably request in order to give full effect to this Agreement and to perfect and preserve the rights and powers of the Holder hereunder.
8.4 Conflicts.  In the event of any conflict between any provision of this Agreement and the Loan Documents, it is the express and absolute understanding and agreement of the Borrower that this Agreement shall be interpreted so as to be consistent with the Loan Documents and to give full effect to the rights granted to the Holder herein and therein.  In the event that any conflict between any provision of this Agreement and any order issued by the Bankruptcy Court authorizing the Borrower to enter into this Agreement, the terms of such order(s) shall control.
8.5 Provisions to Survive.  All representations, warranties, covenants and agreements contained in this Agreement shall survive the execution and delivery hereof and of the Loan Documents and shall continue in full force and effect until all of the Total Obligations have been indefeasibly paid in full.
8.6 Governing Law; Jurisdiction.  This Agreement shall be deemed to be a contract made under seal and shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts (without regard to its conflicts of laws rules).  Any legal action, suit or proceeding arising out of or relating to this Agreement shall, in the first instance, be instituted in the United States Bankruptcy Court for the Eastern District of New York; provided, however, if such Court, declines or otherwise lacks jurisdiction, then any legal action, suit or proceeding arising out of or relating to this Agreement may be instituted in any state or federal court in the Commonwealth of Massachusetts, and the Borrower hereby irrevocably submits to the jurisdiction of each such court in any such action or proceeding; provided, however, that the foregoing shall not limit the Holder’s rights to bring any legal action or proceeding in any other appropriate jurisdiction in its unrestricted discretion.
8.7 Miscellaneous Provisions.  This Agreement shall inure to the benefit of the Holder, the Borrower and their respective successors, permitted assigns and legal representatives.  The Borrower may not assign its obligations hereunder without the prior written consent of the Holder.  This Agreement may be assigned by the Holder in connection with any assignment, transfer or other disposition (in whole or in part) of the Total Obligations or the Loan Documents by the Holder.  The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement.  The invalidity or unenforceability of any one or more sections of this Agreement in their entirety or under certain circumstances shall not affect the validity or enforceability of its remaining provisions or the invalid or unenforceable provisions in different circumstances.  Captions are for ease of reference only and shall not affect the meaning of the relevant provisions.  The meanings of all defined terms used in this Agreement shall be equally applicable to the singular and plural forms of the terms defined.
8.8 Holder’s Exoneration.  Under no circumstances shall the Holder be deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Collateral of any nature or kind, or any matter or proceeding arising out of or relating thereto, other than (a) to exercise reasonable care in the physical custody of the Collateral and (b) if an Event of Default shall have occurred and be continuing, to act in a commercially reasonable manner in exercising its rights and remedies with respect to the Collateral.  Subject to the foregoing, the Holder shall not be required to take any action of any kind to collect, preserve or protect its or the Borrower’s rights in the Collateral.
8.9 Revival of Security Interests.  To the extent that the Borrower makes a payment or other transfer to the Holder or the Holder receives any payment of proceeds of the Collateral, which is later invalidated, declared to be a fraudulent transfer or preference, set aside or required to be repaid under any bankruptcy law, other law or equitable principle, the Holder’s security interest in the Collateral shall be revived and continue as if the payment, transfer or proceeds had never been received by the Holder.
8.10 Holder May Perform.  If the Borrower fails to perform any agreement contained herein, the Holder may, upon three (3) days’ prior notice to the Borrower, perform or cause the performance of such agreement, and the reasonable costs and expenses of the Holder incurred in connection therewith shall constitute Total Obligations, shall be secured by the Collateral, and shall be jointly and severally payable by the Borrower forthwith upon demand.  Until paid, the same shall bear interest at the default rate set forth in the Loan Documents.
8.11 Marshalling.  The Holder shall not be required to marshal any present or future collateral security (including but not limited to this Agreement and the Collateral) for, or other assurances of payment of, the Total Obligations, or any of them, or to resort to such collateral security or other assurances of payment in any particular order.  To the extent that the Borrower lawfully may, the Borrower hereby agrees that the Borrower will not invoke any law relating to the marshalling of collateral that might cause delay in or impede the enforcement of the Holder’s rights under this Agreement or under any other instrument evidencing any of the Total Obligations or under which any of the Total Obligations is outstanding or by which any of the Total Obligations is secured or payment thereof is otherwise assured, and to the extent that it lawfully may the Borrower hereby irrevocably waives the benefits of all such laws.
8.12 Powers of Attorney.  The Borrower hereby acknowledges that each power of attorney granted hereunder is irrevocable and shall be deemed coupled with an interest.
8.13 Counterparts.  This Agreement may be executed in any number of counterparts, each constituting an original, but all together shall constitute one and the same instrument.
8.14 WAIVER OF JURY TRIAL, SERVICE OF PROCESS AND DAMAGES.
the borrower and, by its acceptance hereof, the Holder mutually hereby knowingly, voluntarily and intentionally waive the right to a trial by jury in respect of any claim based hereon, arising out of, under or in connection with this agreement or any course of conduct, course of dealings, statements (whether verbal or written) or actions of any party, including, without limitation, any course of conduct, course of dealings, statements or actions of the Holder relating to the administration or enforcement of this agreement or the Loan Documents.  the borrower will not seek to consolidate any action in which a jury trial has been waived with any other action in which a jury trial cannot or has not been waived.
in any action or proceedings arising out of or relating to this agreement or the interpretation or enforcement hereof, the borrower hereby absolutely and irrevocably waives personal service of any summons, complaint, declaration or other process and hereby absolutely and irrevocably agrees that the service thereof may be made in the manner and to the address specified for notices in section 8.1 hereof.
except as prohibited by law, the borrower hereby waives any right it may have to claim or recover in any litigation any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.
the borrower certifies that no representative, agent or attorney of the Holder has represented, expressly or otherwise, that the Holder would not, in the event of litigation, seek to enforce the foregoing waivers. the foregoing waivers constitute a material inducement for the Holder to accept this agreement and extend the credit facilities described in the Loan Documents.
IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered under seal by their duly authorized officers as of the date first set forth above.
BioRestorative Therapies, inc., a Delaware corporation

_____________________________________
By: Mark Weinreb
Title: President
Address: 40 Marcus Drive, Suite One, Melville, NY 11747

[Auctus Signature Block]